EXHIBIT 99.1
J&S AUDIO VISUAL COMMUNICATIONS, INC.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
J&S Audio Visual Communications, Inc.

We have audited the accompanying financial statements of J&S Audio Visual Communications, Inc. which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J&S Audio Visual Communications, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with GAAP.

Emphasis of Matter

As discussed in Note C to the financial statements, rental income and cost of revenues have been restated for the years ended December 31, 2016 and 2015, to correct a misstatement related to the presentation of revenue. Our opinion is not modified with respect to this matter.

/s/ Whitley Penn LLP

Dallas, Texas
November 20, 2017

J&S AUDIO VISUAL COMMUNICATIONS, INC.

BALANCE SHEETS

	December 31,
	2016	2015
Assets
Current assets:
Cash	$294	$3,297
Accounts receivable, trade, less allowance for doubtful accounts of $101,530 in 2016 and $155,477 in 2015	1,605,448	1,399,295
Inventories, net of allowance for obsolescence of $26,370 in 2016 and $29,552 in 2015	501,028	561,481
Accounts receivable, related party	18,191	138,626
Prepaid expenses and other current assets	321,423	288,892
Total current assets	2,446,384	2,391,591

Rental pool equipment, net of accumulated depreciation of $15,857,287 in 2016 and $14,915,488 in 2015	4,918,739	4,378,020

Property and equipment:
Furniture, fixtures, and equipment	1,482,693	1,325,287
Vehicles	1,936,505	1,855,160
Leasehold improvements	360,240	360,240
	3,779,438	3,540,687
Accumulated depreciation	(2,728,735)	(2,396,059)
Property and equipment, net	1,050,703	1,144,628

Intangible assets	19,000	28,500
Other assets	289,748	225,685
Investment in J&S Audiovisual México	632,010	1,000,000
Due from J&S Audiovisual México, formally known as
PT Mexico Services, Inc.	—	367,474
Due from J&S Audio Visual Dominican Republic, L.P.	1,158,773	987,375
Due from J&S Audio Visual Jamaica, L.P.	—	498,631
Due from Presentation Technologies, Inc.	1,487,098	1,529,114
Total assets	$12,002,455	$12,551,018

See accompanying notes to financial statements.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

BALANCE SHEETS (continued)

	December 31,
	2016	2015
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable, trade	$2,854,010	$2,491,906
Checks in excess of available cash balance	598,990	351,148
Accrued expenses and other liabilities	582,453	536,870
Accrued salaries	474,285	369,887
Customer deposits	373,582	348,675
Accounts payable, related party	—	58,993
Current maturities of long-term debt	1,602,694	1,402,564
Total current liabilities	6,486,014	5,560,043

Long-term liabilities:
Line-of-credit	2,900,413	3,000,000
Long-term debt, net of current maturities	698,222	1,562,277
Total liabilities	10,084,649	10,122,320

Commitments and contingencies

Stockholders' equity:
Common stock, $0.01 par value, 2,000,000 shares authorized, 980,000 shares issued and outstanding
	9,800	9,800
Retained earnings	1,908,006	2,418,898
Total stockholders' equity	1,917,806	2,428,698
Total liabilities and stockholders' equity	$12,002,455	$12,551,018

See accompanying notes to financial statements.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

STATEMENTS OF INCOME

	Years Ended December 31,
	2016	2015
Revenues:
Rental income, net (restated)	$41,880,760	$34,401,903
Other sales	3,165,338	2,763,101
Total revenues	45,046,098	37,165,004

Cost of revenues (restated)	36,557,573	29,028,894

Gross profit	8,488,525	8,136,110
Selling, general, and administrative expenses	7,793,670	7,735,431
Income from operations	694,855	400,679

Other income (expense):
Interest expense	(300,505)	(272,998)
Other, net	178,481	590,805
Total other income (expense)	(122,024)	317,807

Income before state income taxes	572,831	718,486
State income tax expense	68,500	74,183
Net income	$504,331	$644,303

See accompanying notes to financial statements.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

Years Ended December 31, 2016 and 2015

	Common	Retained
	Stock	Earnings	Total
Balance at December 31, 2014	$9,800	$2,600,775	$2,610,575

Net income	—	644,303	644,303
Distributions to stockholders	—	(826,180)	(826,180)

Balance at December 31, 2015	9,800	2,418,898	2,428,698

Net income	—	504,331	504,331
Distributions to stockholders	—	(1,015,223)	(1,015,223)
Balance at December 31, 2016	$9,800	$1,908,006	$1,917,806

See accompanying notes to financial statements.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015
Operating Activities
Net income	$504,331	$644,303
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,253,102	2,112,541
Loss (gain) on disposal of property and equipment	24,412	(382,569)
Provision for bad debts	(49,431)	78,565
Changes in operating assets and liabilities:
Accounts receivable, trade, net	(156,722)	(427,499)
Inventories, net	60,453	(117,226)
Accounts receivable, related party	120,435	(16,415)
Prepaid expenses and other current assets	(32,531)	(8,728)
Other assets	(64,063)	14,053
Due from J&S Audiovisual México, formally known as PT Mexico Services, Inc.	367,474	688,352
Due from J&S Audio Visual Dominican Republic, L.P.	(171,398)	5,913
Due from J&S Audio Visual Jamaica, L.P.	498,631	(498,631)
Due from Presentation Technologies, Inc.	42,016	(145,513)
Accounts payable, trade	362,104	379,876
Accrued expenses and other liabilities	45,583	(180,240)
Accrued salaries	104,398	(54,550)
Customer deposits	24,907	157,842
Accounts payable, related party	(58,993)	42,313
Net cash provided by operating activities	3,874,708	2,292,387

Investing Activities
Purchases of rental pool equipment	(1,947,036)	(220,455)
Purchases of property and equipment	(191,586)	(1,665,436)
Proceeds from disposal of property and equipment	—	108,165
J&S Mexico dividends	367,990	—
Net cash used in investing activities	(1,770,632)	(1,777,726)

Financing Activities
Checks in excess of available cash balance	247,842	132,250
Payments on line-of-credit	(99,587)	—
Proceeds from long-term debt	456,058	1,953,999
Payments of long-term debt	(1,696,169)	(1,772,358)
Stockholder distributions	(1,015,223)	(826,180)
Net cash used in financing activities	(2,107,079)	(512,289)

Net increase (decrease) in cash	(3,003)	2,372
Cash at beginning of year	3,297	925

Cash at end of year	$294	$3,297

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$300,505	$272,998

Cash paid during the year for state income taxes	$68,500	$74,183

Noncash Investing and Financing Activities
Vehicles and equipment acquired through long-term debt	$576,186	$27,891
See accompanying notes to financial statements.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2016 and 2015

A.    Nature of Business

J&S Audio Visual Communications, Inc., (the “Company”) is principally involved in the rental and sale of audio visual equipment and related supplies and services throughout the United States. The Company is wholly owned by Presentation Technologies, Inc. (“PTI”) which also owns and operates J&S Audiovisual México (“JSM”), J&S Audio Visual Jamaica, L.P. (“JSJ”) and J&S Audio Visual Dominican Republic, L.P. (“JSD”). The Company’s corporate offices are located in Irving, Texas.

B.    Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions. The most significant estimates relate to the allowance for uncollectible accounts receivable, inventory obsolescence, and depreciable lives of fixed assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Cash

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2016 and 2015, the Company had no such investments. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B.    Summary of Significant Accounting Policies – continued

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Credit is extended to customers based upon evaluation of the customer’s financial condition, and collateral is not required. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Inventories

Inventories consist primarily of audio visual equipment and related accessories and are carried at the lower of cost or market using the first-in, first-out (“FIFO”) method of accounting.

Rental Pool Equipment

The Company maintains a pool of audio visual equipment that is rented to customers. These assets are depreciated on the straight-line basis over their estimated service lives of five years. Depreciation expense for the years ended December 31, 2016 and 2015, was $1,895,213 and $1,756,720, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using straight-line method over the following estimated useful lives:

Furniture, fixtures and equipment	5 years
Vehicles	5 years
Leasehold improvements	10 years*

*The useful life for leasehold improvements is the shorter of the estimated useful life of 10 years or the remaining lease term.

Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying statements of income of the respective period.

Depreciation expense for the years ended December 31, 2016 and 2015, was $348,389 and $346,321, respectively.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B.    Summary of Significant Accounting Policies – continued

Property and Equipment

During the year ended December 31, 2015, the Company recorded a gain of approximately $324,000 related to property and equipment that was being depreciated in excess of historical costs during years prior to 2010. The gain is included in other income in the accompanying financial statements. Management does not believe the impact of this item is material to the 2015 financial statements as it does not impact cash flows, income from operations, or their financial covenants. There were no similar transactions during 2016.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets, determined by discounting future net cash flows at an appropriate discount rate. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less cost to sell. There was no impairment for the years ended December 31, 2016 and 2015.

Revenue Recognition

The Company records revenue when services have been provided to the customer, or when title is transferred for sales, and collectability is probable. A contract agreement is entered into between the Company and their customers that details the services to be provided and the estimated fees. The Company presents hotel commissions and bonuses associated with rental revenue at the gross amount as they meet the gross indicators as outlined in the revenue recognition guidance.

Income Taxes

The Company has elected to be treated as a Subchapter S Corporation under the Internal Revenue Code. Under this provision, the Company is not liable for any federal corporate income taxes. Instead, the stockholders are individually liable for income taxes on their respective shares of the Company’s taxable income in their individual income tax returns. Accordingly, no provision for federal income taxes is reflected in the accompanying financial statements. However, the Company is subject to state income taxes.

Income Taxes

Accounting for uncertainty in income taxes prescribes that a company should use a more-likely-than-not recognition threshold based on the technical merits of the tax position taken. Tax positions that meet the more-likely-than-not recognition threshold should be measured as the largest amount of the tax benefits, determined on a cumulative probability basis, which is more-likely-than-not to be realized upon ultimate settlement in the financial statements. Management of the Company is not aware of any uncertain tax positions.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B.    Summary of Significant Accounting Policies – continued

Income Taxes – continued

The Company is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates and these have been accrued in the accompanying financial statements.

Advertising

The cost of advertising is expensed as incurred and is included within selling, general, and administrative expenses on the statements of income. The Company incurred approximately $23,000 and $42,000 in advertising costs for the years ended December 31, 2016 and 2015, respectively.

Shipping and Handling Costs

Shipping and handling costs are included in cost of sales.

Fair Value of Financial Instruments

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this information in the notes to financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of accounts receivable (trade and related party), other assets, accounts payable (trade and related party), accrued expenses, other liabilities, and customer deposits approximate the carrying amounts due to the relatively short maturity of these instruments. The carrying value of short and long-term debt and line-of-credit also approximate fair value since these instruments bear market rates of interest. None of these instruments are held for trading purposes.

C.    Restatement of 2016 and 2015 Financial Statements

Management has determined that the Company’s rental income and cost of revenues for the years ended December 31, 2016 and 2015, required restatement to record hotel commissions and bonuses on a gross basis as required under GAAP. Rental income and cost of revenues were understated by $8,909,818 and $7,076,446 for the years ended December 31, 2016 and 2015, respectively. There was no impact to gross profit or net income. The impact is as follows:

Year Ended December 31, 2016	Previously Reported	Adjustment	Restated
Statement of Income:
Rental income	$32,970,942	$8,909,818	$41,880,760
Cost of revenue	$(27,647,755)	$(8,909,818)	$(36,557,573)

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

C.    Restatement of 2016 and 2015 Financial Statements – continued

Year Ended December 31, 2015	Previously Reported	Adjustment	Restated
Statement of Income:
Rental income	$27,325,457	$7,076,446	$34,401,903
Cost of revenue	$(21,952,448)	$(7,076,446)	$(29,028,894)

D.    Investment in J&S Audiovisual México

In February 2014 the Company converted $1,000,000 due from JSM, an affiliated entity through common ownership, into common stock of JSM which represented a 7% non-controlling interest in the entity. The Company accounts for this investment in accordance with GAAP, which requires that the investment initially be recorded at its cost basis and be subject to analysis for non-temporary impairment. The investment was initially recorded at $1,000,000 and there was no impairment recorded for the years ended December 31, 2016 and 2015. During 2016 the Company received excess payments from JSM of approximately $368,000 that have been treated as a dividend from the investee and reduced the investment in JSM. There was no investment activity for the year ended December 31, 2015.

E.    Intangible Assets

Intangible assets consist of customer lists, which are amortized using the straight-line method over 5 years. Amortization expense for the years ended December 31, 2016 and 2015, was $9,500 and accumulated amortization at December 31, 2016 and 2015, was $28,500 and $19,000, respectively.

Estimated future amortization expense associated with the intangible assets is as follows as of December 31, 2016:

2017	$9,500
2018	9,500
Thereafter	—
$19,000

F.    Hotel Contract Fees

The Company has entered into various arrangements with certain hotels whereby, for a set fee or discount of future services, the Company becomes the official provider of audio visual equipment for the hotels. Fees paid by the Company to hotels are capitalized and amortized over the life of the service period.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

F.    Hotel Contract Fees – continued

The Company’s current portion of hotel contract fees paid were approximately $194,000 and $155,000 at December 31, 2016 and 2015, respectively, which are reflected in prepaid expenses and other current assets in the accompanying balance sheets. The Company’s long-term portion of hotel contract fees paid were approximately $290,000 and $226,000 at December 31, 2016 and 2015, respectively, which are reflected in other assets in the accompanying balance sheets.

Estimated future amortization expense associated with contract fees as of December 31, is as follows:

2017	$194,000
2018	146,000
2019	89,000
2020	53,000
2021	2,000
Thereafter	—
$484,000

G.    Long-Term Debt

Long-term debt at December 31, consists of the following:

	2016	2015
Note payable to bank, matured on August 2016, principal of $36,830 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at December 31, 2016); collateralized by all applicable assets of borrower.	$—	$38,871

Note payable to bank, matures August 2016, principal of $13,889 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at December 31, 2016); collateralized by all applicable assets of borrower.	—	152,778

Various notes payable to banks, payable in monthly installments of $600 to $1,300 including interest from 2.99% to 4.74%. Notes mature from January 2017 to January 2019; collateralized by vehicles.	124,517	218,645

Various notes payable to bank, in monthly installments of $3,272 to $15,311. Notes mature from February 2017 to September 2017; was collateralized by certain Company assets.	358,841	—

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

G.    Long-Term Debt – continued

	2016	2015
Note payable to bank, matures August 2017, principal of $10,478 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at December 31, 2016); collateralized by all applicable assets of borrower.	31,443	157,163

Note payable to bank, matures August 2017, principal of $11,988, and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at December 31, 2016); collateralized by all applicable assets of borrower.	70,649	214,505

Note payable to bank, matures August 2017, principal of $5,312 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at December 31, 2016); collateralized by all applicable assets of borrower.	37,186	100,934

Equipment note payable to bank, matures August 2017, principal of $34,722 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at December 31, 2016); collateralized by equipment of the borrower.	625,000	1,041,667

Note payable to bank, matures July 2018, principal of $9,722 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at December 31, 2016); collateralized by all applicable assets of borrower.	194,444	311,111

Equipment note payable to bank, matures September 2018, principal of $20,833 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at December 31, 2016); collateralized by all applicable assets of borrower.	479,167	729,167

Equipment notes payable to bank, matures December 2018, principal of $6,944 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at December 31, 2016); collateralized by all applicable assets of borrower.	173,611	—

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

G.    Long-Term Debt – continued

	2016	2015
Equipment notes payable to bank, matures November 2019, principal of $4,384 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at December 31, 2016); collateralized by all applicable assets of borrower.	206,058	—
	2,300,916	2,964,841
Less current maturities	1,602,694	1,402,564
Total long-term portion of debt	$698,222	$1,562,277

Future principal maturities of long-term debt at December 31, are as follows:

2017	$1,602,694
2018	469,847
2019	221,429
2020	6,946
Thereafter	—
$2,300,916

H.    Line-of-Credit

On May 31, 2011, the Company entered into a master revolving note agreement, with a financial institution, in the principal sum of $3,500,000 to be advanced at the Company’s discretion. Per amendment executed in November 2017 the line-of-credit matures on November 1, 2022, and accrues interest at daily-adjusted LIBOR with a 1% floor plus 3.75% (4.75% at December 31, 2016). All accrued interest is due on the fifteenth day of every calendar month, until maturity. The Company is required to maintain certain affirmative financial covenants in accordance with the agreement. The Company was not in compliance with several of the financial covenants at December 31, 2016; however, the bank provided a limited waiver of such covenant violations through March 30, 2017. The outstanding balance was $2,900,413 and $3,000,000 at December 31, 2016 and 2015, respectively.

I.    Commitments and Contingencies

Lease Commitments

The Company has entered into non-cancelable operating lease agreements for office locations and equipment with expiration dates through the year 2021.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

I.    Commitments and Contingencies – continued

Future minimum lease commitments for all non-cancelable leases as of December 31, are as follows:

2017	$464,746
2018	424,035
2019	110,068
2020	106,505
2021	58,428
Thereafter	—
$1,163,782

Rent expense under the lease agreements was approximately $628,000 and $596,000 for the years ended December 31, 2016 and 2015, respectively, and is included within selling, general, and administrative expenses in the accompanying statements of income.

Legal Matters

The Company may from time to time become subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the effects, if any, of potential lawsuits are not expected to be material to the Company’s financial position or results of operations.

Guarantees of Related Party’s Borrowings

The Company entered into a guarantee of borrowings with a third party lending institution for
JS Royal Lane LLC (“JSRL”), a related party wholly owned by one of the Company’s stockholders, and accounts for such guarantee in accordance with GAAP. A guaranty involves, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The Company’s exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the guarantee.

The Company is the guarantor on two loans held by JSRL, which are collateralized by a building and land. The first loan has an outstanding balance of $1,162,587 and $1,212,876 as of December 31, 2016 and 2015, respectively, and bears an interest rate of 4%. Principal and interest payments are payable monthly and the loan matures in September 2017. The second loan has an outstanding balance of $968,164 and $1,011,725 as of December 31, 2016 and 2015, and bears an interest rate of 3.2%. Principal and interest payments are payable monthly and the loan matures in July 2033.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

J.    Employee Benefit Plan

The Company sponsors a 401(k) plan whereby eligible participants are permitted to make contributions between 1% and 15% of the employees’ compensation. Employer matches are discretionary, vest ratably over a five-year period, and were previously equal to 25% of the employee’s contribution. During 2016 and 2015, the Company incurred $0 in expenses related to the employer match for the plan.

K.    Related Party Transactions

At December 31, 2016 and 2015, the Company had rental pool equipment in Mexico leased to JSM. The equipment had a net book value of $126,347 and $327,773 as of December 31, 2016 and 2015, respectively. Included in other income for the years ended December 31, 2016 and 2015, is lease income charged to JSM of $216,235 and $271,430, respectively. At December 31, 2016 and 2015, the Company had a receivable due from JSM of $0 and $367,474, respectively.

At December 31, 2016 and 2015, the Company had rental pool equipment in the Dominican Republic leased to JSD, an affiliated entity through common ownership. The equipment had a net book value of $111,857 and $175,402 as of December 31, 2016 and 2015, respectively. Included in other income for the years ended December 31, 2016 and 2015, is lease income charged to JSD of $69,900 and $62,242, respectively. At December 31, 2016 and 2015, the Company had a receivable due from JSD of $1,158,773 and $987,375, respectively.

As of December 31, 2016 and 2015, PTI owes the Company $1,487,098 and $1,529,114, respectively, for advances for business expenses. As of December 31, 2016 and 2015, JSJ owes the Company $0 and $498,631, respectively, for advances for business expenses. The receivables are unsecured and currently have no repayment terms. Management believes all receivables due from related parties are collectible as of December 31, 2016.

At December 31, 2016 and 2015, the Company had outstanding accounts payable balances, owed to two of the stockholders in the amount of $0 and $58,993, respectively, for reimbursable expenses. At December 31, 2016 and 2015, the Company had outstanding accounts receivable balances, due from one of its stockholders, in the amount of $18,191 and $138,626, respectively, related to personal expenses paid by the Company on behalf of the shareholders.

Included in rent expense for the years ended December 31, 2016 and 2015, is rent paid to JSRL for the rental of office space in the amounts of $300,000 and $282,000, respectively.

During 2016 and 2015, the Company received related party lease income from J&S Mexico in the amount of $216,235 and $271,430, respectively. The Company owns this property and the monthly rent is based on a percentage of monthly operations.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

L.    Subsequent Events

In preparing the financial statements, the Company has evaluated all subsequent events and transactions for potential recognition or disclosure through November 20, 2017, the date the financial statements were available for issuance.

On November 1, 2017, an 85% controlling interest in J&S Audio Visual in the United States, Mexico, and the Dominican Republic was acquired by Ashford, Inc. for approximately $9.2 million in cash, $4.3 million of common stock, and $9.5 million in assumed debt (excluding transaction costs, working capital adjustments, and contingent consideration).

On November 1, 2017, the Company entered into a term note for $10,000,000 that matures on November 1, 2022. The term note is payable in monthly installments of $83,333 each, plus interest, commencing on December 1, 2017. The note accrues interest at a daily-adjusted LIBOR rate and collateralized by certain assets of the Company.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

BALANCE SHEETS

	September 30,
	2017	2016
Assets
Current assets:
Cash	$352	$294
Accounts receivable, trade, less allowance for doubtful accounts of $158,656 in 2017 and $101,530 in 2016	3,014,454	1,605,448
Inventories, net of allowance for obsolescence of $29,352 in 2017 and $26,370 in 2016	557,683	501,028
Accounts receivable, related party	317,179	18,191
Prepaid expenses and other current assets	341,959	321,423
Total current assets	4,231,627	2,446,384

Rental pool equipment, net of accumulated depreciation of $15,898,449 in 2017 and $15,857,287 in 2016	4,844,748	4,918,739

Property and equipment:
Furniture, fixtures, and equipment	1,509,624	1,482,693
Vehicles	1,828,415	1,936,505
Leasehold improvements	372,980	360,240
	3,711,019	3,779,438
Accumulated depreciation	(2,635,756)	(2,728,735)
Property and equipment, net	1,075,263	1,050,703

Intangibles and other assets	12,676	19,000
Hotel contract fees	172,646	289,748
Investment in J&S Audiovisual México	521,360	632,010
Due from J&S Audiovisual México, formally known as
PT Mexico Services, Inc.	111,483	—
Due from J&S Audio Visual Dominican Republic, L.P.	1,168,640	1,158,773
Due from Presentation Technologies, Inc.	1,516,539	1,487,098
Total assets	$13,654,982	$12,002,455

See accompanying notes to financial statements.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

BALANCE SHEETS (continued)

	September 30,
	2017	2016
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable, trade	$3,606,900	$2,854,010
Checks in excess of available cash balance	780,291	598,990
Accrued expenses and other liabilities	1,157,982	582,453
Accrued salaries	396,670	474,285
Customer deposits	745,782	373,582
Current maturities of long-term debt	1,670,361	1,602,694
Total current liabilities	8,357,986	6,486,014

Long-term liabilities:
Line-of-credit	3,000,000	2,900,413
Long-term debt, net of current maturities	353,054	698,222
Total liabilities	11,711,040	10,084,649

Commitments and contingencies

Stockholders' equity:
Common stock, $0.01 par value, 2,000,000 shares authorized, 980,000 shares issued and outstanding
	9,800	9,800
Retained earnings	1,934,142	1,908,006
Total stockholders' equity	1,943,942	1,917,806
Total liabilities and stockholders' equity	$13,654,982	$12,005,455

See accompanying notes to financial statements.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

STATEMENTS OF INCOME

	Nine Months Ended September 30,
	2017	2016
Revenues:
Rental income, net	$35,962,108	$33,006,597
Other sales	2,292,916	1,970,219
Total revenues	38,255,024	34,976,816

Cost of revenues	30,935,948	27,807,414

Gross profit	7,319,076	7,169,402

Selling, general, and administrative expenses	6,352,411	5,658,291

Income from operations	966,665	1,511,111

Other income (expense):
Interest expense	(228,151)	(240,814)
Other, net	(60,428)	761
Total other expense	(288,579)	(240,053)

Income before state income taxes	678,086	1,271,058

State income tax expense	90,566	58,504
Net income	$587,520	$1,212,554

See accompanying notes to financial statements.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

Nine Months Ended September 30, 2017

	Common	Retained
	Stock	Earnings	Total
Balance at December 31, 2016	$9,800	$1,908,006	$1,917,806

Net income	—	587,520	587,520
Distributions to stockholders	—	(561,384)	(561,384)
Balance at September 30, 2017	$9,800	$1,934,142	$1,943,942

See accompanying notes to financial statements.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2017	2016
Operating Activities
Net income	$587,520	$1,212,554
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,650,681	1,678,482
Loss on disposal of property and equipment	67,992	21,542
Changes in operating assets and liabilities:
Accounts receivable, trade	(1,409,006)	(1,495,136)
Inventories	(56,655)	(13,674)
Accounts receivable, related party	(298,988)	(12,186)
Prepaid expenses and other current assets	(20,536)	(73,152)
Hotel contract fees	117,102	2,771
Due from J&S Audiovisual México, formally known as PT Mexico Services, Inc.	(111,483)	322,213
Due from J&S Audio Visual Dominican Republic, L.P.	(9,867)	(85,622)
Due from J&S Audio Visual Jamaica, L.P.	—	498,631
Due from Presentation Technologies, Inc.	(29,441)	(200,053)
Accounts payable, trade	752,890	275,573
Accrued expenses and other liabilities	575,529	597,127
Accrued salaries	(77,615)	25,067
Customer deposits	372,200	172,451
Accounts payable, related party	—	(58,993)
Net cash provided by operating activities	2,110,323	2,867,595

Investing Activities
Purchases of rental pool equipment	(875,401)	(1,485,854)
Purchases of property and equipment	(137,465)	(199,020)
J&S Mexico dividends	110,650	367,990
Net cash used in investing activities	(902,216)	(1,316,884)

Financing Activities
Checks in excess of available cash balance	181,301	(40,288)
Proceeds from line-of-credit	99,587	—
Proceeds from long-term debt	290,090	250,000
Payments of long-term debt	(891,359)	(1,136,027)
Principal payments on capital lease obligations	(378,028)	(109,193)
Stockholder distributions	(509,640)	(515,137)
Net cash used in financing activities	(1,208,049)	(1,550,645)

Net increase in cash	58	66
Cash at beginning of period	294	3,297

Cash at end of period	$352	$3,363

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$228,151	$240,814

Cash paid during the period for state income taxes	$90,570	$58,504

Noncash Investing and Financing Activities
Vehicles and equipment acquired through long-term debt	$701,796	$576,185

Non-cash stockholder distribution from disposal of vehicles	$51,744	$—
See accompanying notes to financial statements.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
September 30, 2017

A.    Nature of Business

J&S Audio Visual Communications, Inc. (the “Company”) is principally involved in the rental and sale of audio visual equipment and related supplies and services throughout the United States. The Company is wholly owned by Presentation Technologies, Inc. (“PTI”) which also owns and operates J&S Audiovisual Mexico (“JSM”), J&S Audio Visual Jamaica, L.P. (“JSJ”) and J&S Audio Visual Dominican Republic, L.P. (“JSD”). The Company’s corporate offices are located in Irving, Texas.

B.    Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting

The accounts are maintained and the accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that effect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions. The most significant estimates relate to the allowance for uncollectible accounts receivable, inventory obsolescence, and depreciable lives of fixed assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Cash

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At September 30, 2017 and December 31, 2016, the Company had no such investments. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B.    Summary of Significant Accounting Policies – continued

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Credit is extended to customers based upon evaluation of the customer’s financial condition, and collateral is not required. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Inventories

Inventories consist primarily of audio visual equipment and related accessories and are carried at the lower cost or market using the first-in, first-out (“FIFO”) method of accounting.

Rental Pool Equipment

The Company maintains a pool of audio visual equipment that is rented to customers. These assets are depreciated on the straight-line basis over their estimates service lives of five years. Depreciation expense for the periods ended September 30, 2017 and 2016, were $1,412,880 and $1,409,415, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using straight-line method over the following estimated useful lives:

Furniture, fixtures and equipment	5 years
Vehicles	5 years
Leasehold improvements	10 years*

* The useful life for leasehold improvements is the shorter of the estimated useful life of 10 years or the remaining lease term.

Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying statements of operations of the respective period.

Depreciation expense for the nine month periods ended September 30, 2017 and 2016, were $192,720 and $262,102, respectively.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B.    Summary of Significant Accounting Policies – continued

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets, determined by discounting future net cash flows at an appropriate discount rate. Assets to be disposed of are reported at the lower of the carrying amount of fair value, less cost to sell. There was no impairment for the periods ended September 30, 2017 and 2016.

Revenue Recognition

The Company records revenue when services have been provided to the customer, or when the title is transferred for sales, and collectability is probable. A contract agreement is entered into between the Company and their customers that details the services to be provided and the estimated fees. The Company presents hotel commissions and bonuses associated with rental revenue at the gross amount as they meet the gross indicators as outlined in the revenue recognition guidance.

Income Taxes

The Company has elected to be treated as a Subchapter S Corporation under the Internal Revenue Code (“IRC”). Under this provision, the Company is not liable for any federal corporate income taxes. Instead, the stockholders are individually liable for income taxes on their respective shares of the Company’s taxable income in their individual income tax returns. Accordingly, no provision for federal income taxes is reflected in the accompanying financial statements. However, the Company is subject to state income taxes.

Accounting for uncertainty in income taxes prescribes that a company should use a more-likely-than not recognition threshold based on the technical merits of the tax position taken. Tax positions that meet the more-likely-than-not recognition threshold should be measured at the largest amount of tax benefits, determined on a cumulative probability basis, which is more-likely-than-not to be realized upon ultimate settlement in the financial statements. Management of the Company is not aware of any uncertain tax positions.

The Company is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates and these have been accrued in the accompanying financial statements.

Advertising

The cost of advertising is expensed as incurred and is included within selling, general, and administrative expenses on the statements of income. The Company incurred approximately $9,000 and $23,000 in advertising costs for the periods ended September 30, 2017 and 2016, respectively.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B.    Summary of Significant Accounting Policies – continued

Shipping and Handling Costs

Shipping and handling costs are included in cost of sales.

Fair Value of Financial Instruments

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this information in the notes to financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of accounts receivable (trade and related party), prepaid expenses, other assets, accounts payable (trade and related party), accrued expenses, other liabilities, and customer deposits approximated the carrying amounts due to the relatively short maturity of these instruments. The carrying value of short and long-term debt and line-of-credit approximate fair value since these instruments bear market rates of interest. None of these instruments are held for trading purposes.

C.    Investment in J&S Audiovisual Mexico

In February 2014 the Company converted $1,000,000 due from JSM, an affiliated entity through common ownership, into common stock of JSM which represented a 7% non-controlling interest in the entity. The Company accounts for this investment in accordance with GAAP, which requires that the investment initially be recorded at $1,000,000 and there was no impairment recorded for the nine month periods ended September 30, 2017 and 2016. During January through December of 2016 the Company received excess payments from JSM of approximately $368,000 that have been treated as a dividend from the investee and reduced the investment in JSM. There were no similar transactions in 2017.

D.    Intangible Assets

Intangible assets consist of customer lists, which are amortized using the straight-line method over 5 years. Amortization expense for the nine months ended September 30, 2017 and 2016, was $6,324 and $7,130 and accumulated amortization at September 30, 2017 and December 31, 2016, was $34,863 and $28,500, respectively.

Estimated future amortization expense associated with the intangible assets is as follows as of the September 30, 2017:

2017	$3,176
2018	9,500
Thereafter	—
$12,676

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

E.    Hotel Contract Fees

The Company has entered into various arrangements with certain hotels whereby, for a set fee or discount of future services, the Company becomes the official provider of audio visual equipment for the hotels. Fees paid by the Company to hotels are capitalized and amortized over the useful life of the service period. The Company’s current portion of hotel contract fees paid were approximately $219,000 and $194,000 at September 30, 2017 and December 31, 2016, respectively, which are reflected in prepaid expenses and other current assets in the accompanying balance sheets. The Company’s long-term portion of hotel contract fees paid were approximately $173,000 and $290,000 at September 30, 2017 and December 31, 2016, respectively, which are reflected in other assets in the accompanying balance sheets.

Estimated future amortization expense associated with contract fees as of September 30, 2017, is as follows:

2017	$46,000
2018	173,000
2019	99,000
2020	62,000
2021	12,000
Thereafter	—
$392,000

F.    Long-Term Debt

Long-term debt at September 30, 2017 and December 31, 2016, consists of the following:

	2017	2016
Equipment notes payable to bank, matures November 2019, principal of $4,384 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at September 30, 2017); collateralized by all applicable assets of borrower.	$461,210	$206,058

Various notes payable to banks related to capital lease, in monthly installments of $3,272 to $15,311. Notes mature from February 2017 to February 2019; was collateralized by certain Company assets.	440,247	358,841

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

F.    Long-Term Debt – continued

	2017	2016
Equipment note payable to bank, matures August 2017, principal of $34,722 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at September 30, 2017); collateralized by equipment of the borrower.	347,222	625,000

Equipment note payable to bank, matures September 2018, principal of $20,833 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at September 30, 2017); collateralized by all applicable assets of borrower.	291,667	479,167

Various notes payable to banks, payable in monthly installments of $600 to $1,300 including interest from 2.99% to 4.74%. Notes mature from January 2017 to May 2021; collateralized by vehicles.	265,013	124,517

Equipment notes payable to bank, matures December 2018, principal of $6,944 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at September 30, 2017); collateralized by all applicable assets of borrower.	111,111	173,611

Note payable to bank, matures July 2018, principal of $9,722 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at September 30, 2017); collateralized by all applicable assets of borrower.	106,945	194,444

Note payable to bank, matures August 2017, principal of $11,988, and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at September 30, 2017); collateralized by all applicable assets of borrower.	—	70,649

Note payable to bank, matures August 2017, principal of $10,478 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at September 30, 2017); collateralized by all applicable assets of borrower.	—	31,443

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

F.    Long-Term Debt – continued

	2017	2016
Note payable to bank, matures August 2017, principal of $5,312 and interest is payable in monthly installments. Interest accrues at daily adjusted LIBOR with a 1% floor plus 3.75% (4.75% at September 30, 2017); collateralized by all applicable assets of borrower.	—	37,186
	2,023,415	2,300,916
Less current maturities	1,670,361	1,602,694
Total long-term portion of debt	$353,054	$698,222

Future principal maturities of long-term debt as of September 30, 2017, are as follows:

2018	$1,670,361
2019	227,445
2020	107,803
2021	17,806
Thereafter	—
$2,023,415

G.    Line-of-Credit

On May 31, 2011, the Company entered into a master revolving note agreement, with a financial institution, in the principal sum of $3,500,000 to be advanced at the Company’s discretion. The line- accrues interest at daily-adjusted LIBOR with a 1% floor plus 3.75% (4.75% at September 30, 2017). All accrued interest is due on the fifteenth day of every calendar month, until maturity. The Company is required to maintain certain affirmative financial covenants in accordance with the agreement. In November of 2017 the note agreement was amended to extend the maturity date to November 1, 2022. The outstanding balance was $3,000,000 and $2,900,413 at September 30, 2017 and December 31, 2016, respectively.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

H.    Commitments and Contingencies

Lease Commitments

The Company has entered into non-cancelable operating lease agreements for office locations and equipment with expiration dates through the year 2021.

Future minimum lease commitments for all non-cancelable leases as of September 30, 2017, are as follows:

2017	$160,379
2018	527,044
2019	518,557
2020	454,400
2021	375,331
2022	322,290
Thereafter	1,606,750
$3,964,751

Rent expense under the lease agreements was approximately $477,000 and $464,000 for the periods ended September 30, 2017 and 2016, respectively, and is included within selling, general, and administrative expenses in the accompanying statements of income.

Legal Matters

The Company may from time to time become subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the effects, if any, of potential lawsuits are not expected to be material to the Company’s financial position or results of operations.

Guarantees of Related Party’s Borrowings

The Company entered into a guarantee of borrowings with a third party lending institution for
JS Royal Lane LLC (“JSRL”), a related party wholly owned by one of the Company’s stockholders, and accounts for such guarantee in accordance with GAAP. A guaranty involves, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The Company’s exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the guarantee.

The Company is the guarantor on two loans held by JSRL, which are collateralized by a building and land. The first loan has an outstanding balance of $1,124,065 and $1,162,587 as of September 30, 2017 and December 31, 2016, respectively, and bears an interest rate of 4%. Principal and interest payments are payable monthly and the loan maturity date has been extended from September 2017 to December 2017. The second loan has an outstanding balance of $934,567 and $968,164 as of September 30, 2017 and December 31, 2016, and bears an interest rate of 3.2%. Principal and interest payments are payable monthly and the loan matures in July 2033.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

I.    Employee Benefit Plan

The Company sponsors a 401(k) plan whereby eligible participants are permitted to make contributions between 1% and 15% of the employees’ compensation. Employer matches are discretionary, vest ratably over a five-year period, and were previously equal to 25% of the employee’s contribution. During the nine months ended September 30, 2017 and 2016, the Company incurred $0 in expenses related to the employer match for the plan.

J.    Related Party Transactions

At September 30, 2017 and December 31, 2016, the Company had rental pool equipment in Mexico leased to JSM. The equipment had a net book value of $38,554 and $126,347 as of September 30, 2017 and December 31, 2016, respectively. Included in other income for the periods ended September 30, 2017 and 2016, is lease income charged to JSM of $82,256 and $153,028, respectively. At September 30, 2017 and December 31, 2016, the Company had a receivable due from JSM of $111,483 and $0, respectively.

At September 30, 2017 and December 31, 2016, the Company had rental pool equipment in the Dominican Republic leased to JSD, an affiliated entity through common ownership. The equipment had a net book value of $569,835 and $111,857 as of September 30, 2017 and December 31, 2016, respectively. Included in other income for the periods ended September 30, 2017 and 2016, is lease income charged to JSD of $96,359 and $52,989, respectively. At September 30, 2017 and December 31, 2016, the Company had a receivable due from JSD of $1,168,640 and $1,158,773, respectively.

As of September 30, 2017 and December 31, 2016, PTI owes the Company $1,516,538 and $1,487,098, respectively, for advances for business expenses. The receivables are unsecured and currently have no repayment terms. Management believes all receivables due from related parties are collectible as of September 30, 2017.

At September 30, 2017 and December 31, 2016, the Company had a receivable from the owners for approximately $314,000 and $18,191, respectively, for transaction costs and personal expenses incurred on their behalf. This amount is included in related party accounts receivable on the accompanying balance sheets.

Included in rent expense for the periods ended September 30, 2017 and 2016, is rent paid to JSRL for the rental of office space in the amounts of $225,000 for both periods.

During the nine months ended September 30, 2017 and 2016, the Company received related party lease income from J&S Mexico in the amount of $82,256 and $153,028, respectively. The Company owns this property and the monthly rent is based on a percentage of monthly operations.

J&S AUDIO VISUAL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

K.    Subsequent Events

In preparing the financial statements, the Company has evaluated all subsequent events and transactions for potential recognition or disclosure through November 20, 2017, the date the financial statements were available for issuance.

On November 1, 2017, an 85% controlling interest in J&S Audio Visual in the United States, Mexico, and the Dominican Republic (“J&S”) was acquired by Ashford, Inc. for approximately $9.2 million in cash, $4.3 million of common stock, and $9.5 million in assumed debt (excluding transaction costs, working capital adjustments, and contingent consideration).

On November 1, 2017, the Company entered into a term note for $10,000,000 that matures on November 1, 2022. The term note is payable in monthly installments of $83,333 each, plus interest, commencing on December 1, 2017. The note accrues interest at a daily-adjusted LIBOR rate and collateralized by certain assets of the Company.